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                                                                    EXHIBIT 10.C

                      AGREEMENT WITH RESPECT TO COLLATERAL

      This Agreement With Respect to Collateral (this "Agreement") dated as of June 11, 2004 is by and among El Paso Production Oil & Gas USA, L.P., a Delaware limited partnership, and each other Person that becomes party to this Agreement pursuant to Section 4.4 hereof (individually, an "El Paso Pledgor" and, collectively, the "El Paso Pledgors"), Bank of America, N.A., acting solely in its capacity as Collateral Agent under the Collateral Agency Agreement (the "Collateral Agent"), and The Office of the Attorney General of the State of California, acting solely in its capacity as the Designated Representative under the Designated Representative Agreement (the "Designated Representative").

                                    RECITALS

      WHEREAS, reference is made to that certain Master Settlement Agreement made and entered into as of June 24, 2003 (the "Master Settlement Agreement"), by and between, on the one hand, El Paso Corporation, El Paso Natural Gas Company, and El Paso Merchant Energy, L.P. (collectively, the "El Paso Settling Parties"); and, on the other hand, the Attorney General of the State of California, the Governor of the State of California, the California Public Utilities Commission, the California Department of Water Resources, the California Energy Oversight Board, the Attorney General of the State of Washington, the Attorney General of the State of Oregon, the Attorney General of the State of Nevada, Pacific Gas & Electric Company, Southern California Edison Company, the City of Los Angeles, the City of Long Beach, and classes consisting of all individuals and entities in California that purchased natural gas and/or electricity for use and not for resale or generation of electricity for the purpose of resale, between September 1, 1996 and March 20, 2003, inclusive, represented by class representatives Continental Forge Company, Andrew Berg, Andrea Berg, Gerald J. Marcil, United Church Retirement Homes of Long Beach, Inc., doing business as Plymouth West, Long Beach Brethren Manor, Robert Lamond, Douglas Welch, Valerie Welch, William Patrick Bower, Thomas L. French, Frank Stella, Kathleen Stella, John Clement Molony, SierraPine, Ltd., John Frazee and Jennifer Frazee, John W.H.K. Phillip, and Cruz Bustamante;

      WHEREAS, the parties named in the preceding paragraph have agreed to settle certain claims as more fully described in the Master Settlement Agreement;

      WHEREAS, as part of such settlement, the El Paso Settling Parties have agreed to make certain payments to the Settlement Fund as provided in the Master Settlement Agreement;

      WHEREAS, as security for such payments, the El Paso Settling Parties have agreed to grant, or cause certain of their Subsidiaries to grant, to the Collateral Agent liens and security interests in the Collateral, all as more fully provided for herein and in the Master Settlement Agreement;

      NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

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                                   ARTICLE I.
                                  DEFINITIONS

      Section 1.1 Certain Defined Terms. As used in this Agreement, the terms defined above shall have the meanings set forth herein and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Additional Oil and Gas Collateral" shall have the meaning given to it in
Section 3.2 of this Agreement.

      "Collateral Agency Agreement" means that certain Collateral Agency Agreement by and between the Collateral Agent and the Settlement Fund dated as of even or near even date herewith.

      "Disposition" means, with respect to any Property, any sale, farm-out, participation, assignment, gift, exchange, lease, conversion, transfer, or other disposition of such Property, whether voluntary or involuntary. "Dispose" and "Disposed" shall have correlative meanings.

      "Environmental Law" means any federal, state, or local statute, law (common or statutory), ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, now or hereafter adopted, including without limitation those relating to (a) the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; (b) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (c) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (d) exposure to pollutants, contaminants or hazardous, medically infectious, or toxic substances, materials or wastes; (e) the safety or health of employees; or (f) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or wastes.

      "Environmental Claim" means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit, or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages, and (b) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

      "Environmental Permit" means any permit, license, order, registration, approval, or other authorization under Environmental Law.

      "Event of Default" has the meaning given to it in Section 5.1 of this Agreement.

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      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Governmental Authority" means, as to any person in connection with any subject, any foreign, national, state or provincial governmental authority, or any political subdivision of any state thereof, or any agency, department, commission, board, authority, instrumentality, bureau or court, in each case having jurisdiction over such person or such person's Property in connection with such subject.

      "Guaranty" shall have the meaning given to it in Section 3.7 of this Agreement.

      "Hazardous Substances" means any substances or materials (a) that are or become regulated or defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Legal Requirement, (b) that are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and that are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Legal Requirement, (d) the discharge or emission or release of which requires a permit or license under any Legal Requirement or other approval or authorization by any Governmental Authority, or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum-derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas, or mold in amounts which cause adverse health effects.

      "Hydrocarbons" shall have the meaning ascribed to such term in Appendix
1.89 of the Master Settlement Agreement. For ease of use a copy of Appendix 1.89 has been attached hereto as Exhibit D-1.

      "Initial Oil and Gas Collateral" shall have the meaning given to it in
Section 3.2 of this Agreement.

      "Leases" shall have the meaning ascribed to such term in Appendix 1.89 of the Master Settlement Agreement.

      "Legal Requirement" means, as to any person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the El Paso Settling Parties or the El Paso Pledgors taken as a whole, (b) a material impairment of the ability of the El Paso Settling Parties to perform their respective obligations under the Master Settlement Agreement; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any El Paso Settling Party or any El Paso Pledgor of any Security Document to which it is a party; or (d) any breach of any representation, warranty or covenant contained herein (without taking into consideration any Material Adverse Effect qualifier contained therein) that individually or in the aggregate with any breaches of any other representations, warranties or covenants contained herein causes a

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decline in the Value of the Collateral by an amount in excess of five percent
(5%) of the then Discounted Amount of the Deferred Payments; provided, however, that (i) in the case of any representation or warranty limited at the time made by Section 2.2.2 of this Agreement, the decline in the Value of the Collateral shall not exceed the lesser of (A) the greater of (x) five percent (5%) of the Value of the additional Collateral, and (y) $2,000,000, and (B) five percent (5%) of the then Discounted Amount of the Deferred Payments, and (ii) the foregoing clause (d) shall not relieve the El Paso Settling Parties from their obligations under Paragraph 8.3(a) of the Master Settlement Agreement, or operate as a waiver or cure of any Event of Default under Paragraph 9.1(b) of the Master Settlement Agreement, it being understood that the El Paso Settling Parties are obligated to maintain the Minimum Collateral Coverage pursuant to such provisions as of the relevant measurement dates notwithstanding that certain actions or omissions permitted hereunder between measurement dates may result in a temporary failure to maintain such Minimum Collateral Coverage.

      "Minimum Collateral Coverage" means the minimum collateral coverage required under Paragraph 8.3(a) of the Master Settlement Agreement.

      "Oil and Gas Collateral" shall have the meaning ascribed to such term in Appendix 1.89 of the Master Settlement Agreement.

      "Oil and Gas Properties" shall have the meaning ascribed to such term in Appendix 1.89 of the Master Settlement Agreement.

      "Permitted Dispositions" means a Disposition of Collateral by any El Paso Pledgor consisting of any of the following:

            (a) sales of produced Hydrocarbons in the ordinary course of business; provided, however, the proceeds thereof will be subject to the terms of Section 5.4;

            (b) so long as no Event of Default has occurred and is continuing, sales of other Collateral in the ordinary course of business, including without limitation the sale of: (i) inventory in the ordinary course of business, and (ii) equipment that is obsolete, no longer used or necessary, or routinely replaced or eliminated; provided, however, to the extent any of the foregoing constitutes Other Collateral pursuant to Security Documents hereinafter executed, then such Other Collateral shall be subject to the provisions in such other Security Documents with respect to Permitted Dispositions; and

            (c) so long as no Event of Default has occurred and is continuing, Oil & Gas Collateral to the extent that there is no Reported Value attributable thereto.

      "Permitted Liens" means, with respect to any El Paso Pledgor, the following liens on Property of such El Paso Pledgor:

            (a) any lien created pursuant to any Security Document;

            (b) purchase money liens upon any equipment acquired or held by such El Paso Pledgor in the ordinary course of business prior to or at the time of, or within sixty (60) calendar days after, such El Paso Pledgor's acquisition of such equipment; provided

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      that, the principal amount of the debt secured by such liens (i) was incurred solely for the purpose of financing the acquisition of such equipment, and does not exceed the aggregate purchase price of such equipment plus related transaction costs, (ii) is secured only by such equipment and the proceeds thereof and not by any other Collateral, and
      (iii) is not increased in amount;

            (c) any lien, encumbrance, title defect or exception on or with respect to Oil and Gas Collateral or Other Collateral identified in any title opinion or title commitment covering such Collateral delivered in accordance with Section 3.2 of this Agreement that is not timely objected to in writing in accordance with the terms of Section 3.2.1, 3.2.2, or
      3.2.3 of this Agreement, as applicable;

            (d) liens for taxes, assessments, or other governmental charges or levies not yet delinquent or that (provided foreclosure, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserves as may be required by GAAP shall have been made therefor;

            (e) liens in favor of royalty owners, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar liens arising by operation of law in respect of obligations that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided such reserves as may be required by GAAP shall have been made therefor;

            (f) liens to operators and non-operators under joint operating agreements arising in the ordinary course of the business of such El Paso Pledgor to secure amounts owing, which amounts are not yet delinquent or are being contested in good faith by appropriate proceedings, provided such reserves as may be required by GAAP shall have been made therefor;

            (g) with respect to Oil and Gas Collateral, any royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, and other burdens on or deductions from the proceeds of production, that do not secure debt for borrowed money and that are taken into account in computing the net revenue interests and working interests of such El Paso Pledgor;

            (h) liens arising out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of such El Paso Pledgor;

            (i) liens arising out of oil and gas leases and oil, gas, and mineral leases, unitization and pooling agreements and orders, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into in the ordinary course of business, provided that any such lien (i) does not materially impair the use of the Property covered by such lien for the purposes for which such Property is held by such El Paso Pledgor or materially impair the Reported Value of such Property subject thereto, (ii) does not obligate any El Paso Pledgor to make a Disposition, other than a Permitted Disposition,

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      and (iii) is contained or referenced in instruments made available to the
      Independent Consultant.

            (j) easements, rights-of-way, restrictions, and other similar encumbrances, and defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of El Paso Pledgors or materially detract from the value or use of the Property to which they apply.

      "Property" of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

      "Solvent" means, with respect to any Person, (a) its financial condition is such that the fair value of its Property (exclusive of property transferred, concealed or removed with intent to hinder, delay or defraud any creditor) exceeds the sum of its liabilities, including contingent liabilities, (b) it has not incurred and will not have incurred, and does not intend to incur, debts and other liabilities, contingent obligations, and other commitments beyond its ability to pay as they become due, and (c) it has sufficient capital to conduct its business affairs and is not about to engage in a business or transaction for which its Property would constitute unreasonably small capital.

      Section 1.2 All capitalized terms not defined herein shall have the meaning ascribed to them in the Master Settlement Agreement.

                                   ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

      Section 2.1 El Paso Pledgors. Except as provided herein in Section 2.2, each El Paso Pledgor represents and warrants to the Designated Representative and the Collateral Agent that as of the Effective Date, and as of the date on which any Property of such El Paso Pledgor becomes Collateral:

            2.1.1 Authorization; Binding Effect; Etc.

            (a) (i) it has the full power and authority to enter into this Agreement and each Security Document to which it is a party and to perform all transactions, duties and obligations herein and therein set forth;
      (ii) it has taken all necessary actions duly and validly to authorize the execution and delivery of this Agreement and each Security Document to which it is a party in accordance with applicable law; (iii) it has authorized and directed its respective attorneys to have such papers executed and to take such other action as is necessary and appropriate to effectuate the terms of this Agreement and each Security Document to which it is a party; (iv) it has duly and validly executed and delivered this Agreement and each Security Document to which it is a party; (v) this Agreement and each Security Document to which it is a party constitutes its legal, valid and binding obligations, enforceable against it in accordance with their respective terms; and (vi) no promise, inducement or agreement not expressed herein, in any Security Document to which it is a party or in the Master Settlement Agreement has been made in connection with this Agreement;

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            (b) to the extent that it deemed it necessary and desirable, it independently received appropriate, adequate, and competent technical, economic and legal and other advice with respect to this Agreement, the Security Documents to which it is a party and the other documents delivered by or on behalf of the parties under or in connection with this Agreement, and has not relied upon any technical, economic, legal or other advice provided to it by any other party with respect hereto; and

            (c) it is represented by competent counsel with respect to this Agreement and the Security Documents to which it is a party and all matters covered herein and therein and it has been fully advised by said counsel with respect to its rights and obligations and with respect to the execution of this Agreement and such Security Documents.

            2.1.2 Non-Contravention. The execution and delivery by it of this Agreement and each of the Security Documents to which it is a party, and the performance of its obligations hereunder and thereunder, will not (a) violate any material statute, rule or regulation applicable to it, (b) violate any order of any Governmental Authority applicable to it, (c) result in a default under any provision of any indenture, credit agreement, or other agreement relating to repayment of borrowed money or any guarantee of the foregoing, or (d) result in a default under, or require the creation or imposition of any lien upon or with respect to any Collateral now owned or hereafter acquired by it pursuant to, any provision of any Lease or other material agreement affecting or relating to any Collateral.

            2.1.3 Solvency. Before and after giving effect to the transactions contemplated by this Agreement and the Security Documents to which it is a party, it is Solvent.

            2.1.4 Title. It has good and marketable title to all of its interests in the Collateral, free and clear of all liens and encumbrances, except for (a) Permitted Liens, and (b) liens, encumbrances, or other title defects or title exceptions with respect to any specific Lease to the extent that they (i) individually or in the aggregate have an adverse impact on the value of such Lease of less than $500,000.00, and (ii) could not reasonably be expected to have a Material Adverse Effect when all other liens, encumbrances, other title defects and title exceptions permitted by this Section 2.1.4(b) are taken into account.

            2.1.5 Condition. With respect to such El Paso Pledgor's interest in the Collateral, the Collateral is in sufficient repair, working order and condition (ordinary wear and tear excepted) to allow such Collateral to serve its intended purpose, except where, individually or in the aggregate, the failure of the foregoing could not reasonably be expected to have a Material Adverse Effect.

            2.1.6 Environmental Condition. With respect to its interest in the Collateral, such El Paso Pledgor is currently in compliance with all terms and conditions of all Environmental Permits and with all other requirements of applicable Environmental Laws relating to its interest in the Collateral, except in each case, where, individually or in the aggregate, such noncompliance could not reasonably be expected to have a Material Adverse Effect.

            2.1.7 Permits, Licenses, Etc. Such El Paso Pledgor possesses all authorizations, permits, and licenses that are necessary for the ownership and operation of its interest in the

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Collateral, except where, individually or in the aggregate, its failure to do so could not reasonably be expected to have a Material Adverse Effect.

            2.1.8 Authorization and Approvals. No consent or approval or, except as contemplated in respect of filings or recordations in connection with the perfection of the liens created by the Security Documents, filing with, any Governmental Authority or, to its knowledge, after reasonable inquiry, any other Person is required for the due execution, delivery, and performance by such El Paso Pledgor of this Agreement or the other Security Documents to which it is a party or the consummation of the transactions contemplated thereby.

            2.1.9 Certain Representations Regarding Oil and Gas Collateral. To its knowledge, after reasonable inquiry, with respect to any Oil and Gas Collateral of such El Paso Pledgor:

            (a) the ownership of such Collateral does not obligate such El Paso Pledgor to bear costs and expenses relating to the maintenance, development or operations of such Collateral in an amount in excess of its working interest in such Collateral;

            (b) there are no material gas imbalances, take or pay prepayments or other prepayments, in each case with respect to such Collateral which would require such El Paso Pledgor to deliver Hydrocarbons produced from such Collateral at some future time without then or thereafter receiving payment therefor;

            (c) the ownership of such Collateral entitles such El Paso Pledgor to receive (i) at least the net revenue decimal or percentage interest of the Hydrocarbons produced from the tract of land disclosed in writing to the Collateral Agent, and (ii) if such Collateral is subject to a unit or units, entitles such El Paso Pledgor to receive at least the net revenue decimal or percentage interest of the substances covered by such unit which are produced from, or allocated to such unit, as has been disclosed in writing to the Collateral Agent;

            (d) the Leases forming part of the Oil and Gas Collateral are in full force and effect, except to the extent such failure could not reasonably be expected to have a Material Adverse Effect, and such El Paso Pledgor is not in default with respect to such El Paso Pledgor's obligations under the Leases, except to the extent such default could not reasonably be expected to have a Material Adverse Effect;

            (e) all severance and production taxes due and payable with respect to production from the Collateral have been duly paid; and

            (f) the Collateral is being produced and operated, and production therefrom has been and is being sold, in conformity with all applicable laws, rules and regulations, and orders of all regulatory authorities having jurisdiction, except in each case where, individually or in the aggregate, such noncompliance could not reasonably be expected to have a Material Adverse Effect.

            2.1.10 Litigation. There is no Environmental Claim, action, suit or proceeding pending, or to the knowledge of such El Paso Pledgor threatened, against or involving such El

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Paso Pledgor in any court, or before any arbitrator of any kind, or before any
Governmental Authority, that taking into account the exhaustion of all appeals would have a Material Adverse Effect or which purports to affect the legality, validity, binding effect or enforceability of the Security Documents as to which it is a party.

      Section 2.2 Limitations on Certain Representations and Warranties.

            2.2.1 Non-Operated Properties. Notwithstanding anything herein to the contrary, with respect to the representations and warranties in Sections 2.1.5, 2.1.6 and 2.1.7 that relate to Oil & Gas Collateral of any El Paso Pledgor but for which such El Paso Pledgor is not the operator of record, such representations and warranties shall be deemed to be limited to the knowledge of such El Paso Pledgor, after reasonable inquiry.

            2.2.2 Additional Collateral. Whenever any Additional Oil and Gas Collateral is given to the Collateral Agent by an El Paso Pledgor after the date hereof, such El Paso Pledgor's representations and warranties herein in Sections 2.1.5, 2.1.6, 2.1.9 and 2.1.10 shall relate solely to such Additional Oil and Gas Collateral. Whenever any additional or substitute Collateral is given to the Collateral Agent by an El Paso Pledgor after the date hereof that is not Additional Oil and Gas Collateral (a) such El Paso Pledgor's representations and warranties herein in Sections 2.1.5, 2.1.6, and 2.1.10 shall relate solely to the additional or substitute Collateral being pledged and any Security Documents such El Paso Pledgor executes in connection therewith and (b) the representations and warranties herein in Section 2.1.9 shall not be deemed made.

      Section 2.3 Designated Representative. The Designated Representative represents and warrants to the each El Paso Pledgor and the Collateral Agent that as of the Effective Date:

            2.3.1 Authorization; Binding Effect; Etc.

            (a) (i) it has the full power and authority to enter into this Agreement and to perform all transactions, duties and obligations herein and therein set forth; (ii) it has taken all necessary actions duly and validly to authorize the execution and delivery of this Agreement in accordance with applicable law; (iii) it has authorized and directed its respective attorneys to have such papers executed and to take such other action as is necessary and appropriate to effectuate the terms of this Agreement; (iv) it has duly and validly executed and delivered this Agreement; (v) this Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with this Agreement's terms; and (vi) no promise, inducement or agreement not expressed herein or in the Master Settlement Agreement has been made in connection with this Agreement;

            (b) to the extent that it deemed it necessary and desirable, it independently received appropriate, adequate, and competent technical, economic and legal and other advice with respect to this Agreement and the other documents delivered by or on behalf of the parties under or in connection with this Agreement, and has not relied upon any technical, economic, legal or other advice provided to it by any other party with respect hereto; and

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            (c) it is represented by competent counsel with respect to this
      Agreement and all matters covered herein and it has been fully advised by said counsel with respect to its rights and obligation and with respect to the execution of this Agreement.

            2.3.2 Non-Contravention. The execution and delivery of this Agreement by it, and the performance of its obligations hereunder, will not (a) violate any material statute, rule or regulation applicable to it, or (b) violate any order of any Governmental Authority applicable to it.

                                  ARTICLE III.
                                   COVENANTS

      So long as any Secured Obligations shall remain outstanding, each El Paso Pledgor agrees, unless the Designated Representative shall otherwise consent in writing, to comply with the following covenants.

      Section 3.1 Inspection Rights; Reports. At any reasonable time from time to time, upon reasonable notice, each El Paso Pledgor shall (a) permit the Designated Representative or its designees, agents or representatives thereof, at their own cost and expense (unless an Event of Default has occurred and is continuing), and at their own risk, to inspect, and appraise the Collateral, and perform such other due diligence with respect to the Collateral as the Designated Representative or its designees, agents or representatives may reasonably require to confirm the El Paso Pledgors' compliance with the terms of the Master Settlement Agreement, this Agreement and any other Security Documents, and (b) provide to the Designated Representative within a reasonable time such other reports and certificates relating to the Collateral as may be reasonably requested by the Designated Representative or its designees, agents or representatives.

      Section 3.2 Title Review and Opinions.

            3.2.1 With respect to the Property that is Oil and Gas Collateral on the Effective Date (the "Initial Oil and Gas Collateral"), the Settlement Fund, through its legal counsel, Thompson & Knight, LLP ("T&K"), has conducted a limited review of the title of the Initial Oil and Gas Collateral. Based on that review, the Settlement Fund, through T&K, has in good faith endeavored to provide the El Paso Pledgors on or prior to the Effective Date with written notice of all material liens, encumbrances and other title defects and exceptions identified by T&K during its review that are not Permitted Liens and that are objectionable to the Settlement Fund. The applicable El Paso Pledgors hereby agree to cure such objectionable liens, encumbrances, and other title defects and exceptions in accordance with the terms of Section 3.9 of this Agreement.

      The Settlement Fund shall be entitled to title opinions prepared by counsel reasonably acceptable to the Designated Representative and in form and substance reasonably satisfactory to the Designated Representative concerning not less than eighty percent (80%) of the Reported Value of the Initial Oil and Gas Collateral unless a lesser percentage is otherwise agreed to in writing by the Designated Representative. The Designated Representative, on behalf of the Settlement Fund, agrees to cause T&K to deliver all title opinions covering Initial Oil and Gas

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Collateral required by this section to it and the Collateral Agent (with copies to the applicable El Paso Pledgors) within one-hundred twenty (120) days after the Effective Date, unless otherwise consented to in writing by the El Paso Pledgors. Any liens, encumbrances, title defects or exceptions contained in such title opinions that are not Permitted Liens and that are objectionable to the Settlement Fund shall be objected to in writing by the Collateral Agent to the applicable El Paso Pledgor within thirty (30) days after the delivery of the title opinion covering such Oil and Gas Collateral. Such objectionable liens, encumbrances, title defects, and exceptions shall be cured by the applicable El Paso Pledgors in accordance with Section 3.9 hereof.

      The Settlement Fund, through the Collateral Agent, shall have the right at any time to object in writing to the applicable El Paso Pledgors as to any liens, encumbrances or other title defects or exceptions on or with respect to any Initial Oil and Gas Collateral that are not Permitted Liens and that are either not identified in the title opinions covering such Initial Oil and Gas Collateral or affect Initial Oil and Gas Collateral for which no title opinion was given. The El Paso Pledgors shall cure such liens, encumbrances, other title defects and exceptions in accordance with Section 3.9. Other than the costs, expenses, and fees incurred by the Settlement Fund for T&K's title review conducted prior to the Effective Date and the title review and preparation of title opinions by T&K delivered pursuant to the second subparagraph of this
Section 3.2.1, no El Paso Pledgor shall, unless otherwise agreed to in writing by that El Paso Pledgor, be responsible for any costs, expenses or fees incurred by or on behalf of the Collateral Agent, the Designated Representative, or the Settlement Fund with respect to any title review or the preparation of other title opinions covering the Initial Oil and Gas Collateral.

            3.2.2 In connection with the substitution or addition of any Oil and Gas Collateral after the Effective Date (the "Additional Oil and Gas Collateral"), the Settlement Fund shall be entitled to title opinions prepared by counsel reasonably acceptable to the Designated Representative addressed to and in form and substance reasonably satisfactory to the Designated Representative covering not less than eighty percent (80%) of the Reported Value of the Additional Oil and Gas Collateral. All title opinions covering Additional Oil and Gas Collateral shall be delivered to the Designated Representative and Collateral Agent (with a copy to the appropriate El Paso Pledgors) simultaneously with the delivery pursuant to Section 4.3 of the Additional Collateral Certificate covering such Additional Oil and Gas Collateral; provided, however, that the title opinions covering Additional Oil and Gas Collateral for which an Additional Collateral Certificate is delivered to the Collateral Agent within sixty (60) days after the Effective Date may, at the option of the El Paso Pledgor providing such Additional Oil and Gas Collateral, be delivered by T&K within one-hundred twenty (120) days after the date on which the Additional Collateral Certificate has been delivered (unless otherwise consented to in writing by such El Paso Pledgor) if T&K has been afforded an opportunity during such sixty (60) day period to conduct a limited review of the title of such Additional Oil and Gas Collateral consistent with the review it undertook with respect to the Initial Oil and Gas Collateral.

      As soon as practical, but in any event no later than thirty (30) days after the date on which each such title opinion covering any compliant Additional Oil and Gas Collateral is received by the Collateral Agent with respect to any Additional Oil and Gas Collateral, the Collateral Agent, on behalf of the Settlement Fund, shall deliver to the applicable El Paso Pledgors a written list of any liens, encumbrances or other title defects or exceptions (other than Permitted Liens) with respect to such Additional Oil and Gas Collateral that are unacceptable to the Settlement Fund. The El Paso Pledgors shall cure such liens, encumbrances or other title defects or exceptions in accordance with Section 3.9.

      The Collateral Agent, on behalf of the Settlement Fund, shall have the right at any time to object to any liens, encumbrances or other title defects or exceptions on or with respect to any Additional Oil and Gas Collateral that are not Permitted Liens and that are either not identified in such title opinions or affect Additional Oil and Gas Collateral for which no title opinion has been given. The El Paso Pledgors shall cure such liens, encumbrances or other title defects or exceptions in accordance with Section 3.9.

      Other than the costs, expenses, and fees incurred in the preparation of the title opinions delivered pursuant to the first subparagraph of this Section 3.2.2, and any title review by T&K within sixty (60) days of the Effective Date in connection with any Additional Oil and Gas Collateral for which an Additional Collateral Certificate will be delivered to the Collateral Agent within such sixty (60) day period, no El Paso Pledgor shall, unless otherwise agreed to in writing by that El Paso Pledgor, be responsible for any costs, expenses or fees incurred by or on behalf of the Collateral Agent, the Designated Representative, or the Settlement Fund with respect to any title review or the preparation of other title opinions covering Additional Oil and Gas Collateral.

            3.2.3 In connection with the substitution or addition of any Other Collateral, the Settlement Fund shall be entitled to conduct a review of the state of the El Paso Pledgors' title to such Other Collateral. Such review shall include as to Other Collateral constituting real estate, the right to require the applicable El Paso Pledgors to deliver one or more title commitments and ultimately title policies covering title to such real property constituting Other Collateral, together with re-insurance if requested by the Settlement Fund (through the Designated Representative or Collateral Agent). Any such title commitments (and ultimately, title policies) shall be (a) issued by the national office of a title insurance company rated at least A-X or better by the then current edition of Best's Insurance Reports published by A.M. Best Company, (b) in an amount at least equal to the Value of such Other Collateral customarily covered by title insurance (including real property and improvements), and (c) contain such endorsements, have omitted such standard exceptions, and otherwise be in a form that is usual and customary in secured lending transactions where the collateral is of a similar type and quality as such Other Collateral. As soon as practical, but in any event no later than thirty (30) days after the completion of such title review (and thirty (30) days after delivery of all title commitments, if any are required), the Collateral Agent shall deliver to the applicable El Paso Pledgors a written list of any liens, encumbrances or other title defects or title exceptions with respect to the Other Collateral that do not constitute Permitted Liens and that adversely affect such Pledgor's title to, or the marketability of, the Other Collateral or the Value of such Other Collateral. The El Paso Pledgors shall cure such liens, encumbrances or other title defects or title exceptions in accordance with Section 3.9.

      Section 3.3 Compliance with Laws, Etc. Each El Paso Pledgor shall comply, in all material respects with all Legal Requirements; provided, however, that nothing in this Section 3.3 shall prevent such El Paso Pledgor, in good faith and with reasonable diligence, from contesting the validity or application of any such laws or regulations by appropriate legal proceedings; provided, however, with respect to any challenge of a violation that might result in imposition of monetary obligations, adequate reserves in conformity with GAAP must be provided. Each El Paso Pledgor shall maintain and possess all authorizations, permits, and licenses that are necessary for the ownership and operation of the Collateral, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

      Section 3.4 Payments. Each El Paso Pledgor shall pay and discharge, before the same shall become delinquent, (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or Property that are attributable to its interest in the Collateral that are material in amount, prior to the date on which penalties attach thereto, and (b) all lawful claims that are material in amount which, if unpaid, would by law become a lien upon the Collateral; provided, however, that such El Paso Pledgor shall not be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

      Section 3.5 Maintenance of Collateral. With respect to its interest in the Collateral, each El Paso Pledgor shall (a) maintain, develop and protect the Collateral in a good and workmanlike manner and in accordance in all material respects with all applicable Legal Requirements and, in the case of Oil and Gas Collateral, as a prudent operator would in accordance with generally accepted practices in the oil and gas industry applicable to Leases and contracts; (b) abstain from knowingly or willfully permitting, or where applicable, failing to cure or cease, the commission of waste or other injury, destruction, or loss of natural resources, or the violation of any Environmental Law that could reasonably be expected to be material in nature; and (c) observe and comply with all of the terms and provisions, express or implied, of the Oil and Gas Properties in order to keep the Oil and Gas Properties in full force and effect so long as the Oil and Gas Properties are producing Hydrocarbons in commercial quantities; and (d) comply in all material respects with all contracts and agreements applicable to or relating to the Collateral or the production and sale of Hydrocarbons therefrom; provided, however, that such El Paso Pledgor (i) shall not be required to perpetuate or renew any Lease that constitutes Oil and Gas Collateral by payment of delay rentals, drilling of wells, conducting reworking operations, or conducting seismic operations, (ii) may abandon or release any Lease that constitutes Oil and Gas Collateral that, in the opinion of such El Paso Pledgor is uneconomic, or (iii) may pool and unitize Leases that constitutes Oil and Gas Collateral with third-party Leases.

      Section 3.6 Maintenance of Insurance. Each El Paso Pledgor shall at all times maintain or cause to be maintained, with financially sound and reputable insurance companies, insurance for its Property and with respect to all Collateral consistent with best practices and in such amounts, covering such risks, in such form and with such deductibles as are customarily carried by companies of similar size engaged in similar businesses and owning similar properties in localities where such El Paso Pledgor operates. Upon demand by the Collateral Agent, any insurance policies covering Collateral shall be endorsed to provide (a) for payment of losses to the Collateral Agent on behalf of the Settlement Fund as its interests may appear, (b) that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen (15) days prior notice to Collateral Agent, (c) for any other matters specified in any applicable Security Document.

      Reimbursement under any liability insurance maintained by the El Paso Pledgors pursuant to this Section 3.6 may be paid directly to the Person who has incurred the liability covered by such insurance. With respect to any loss involving damage to Collateral, each El Paso Pledgor will make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance maintained by each El Paso Pledgor pursuant to this
Section 3.6 and paid to the Collateral Agent shall be paid to such El Paso Pledgor by the Collateral Agent as reimbursement for the costs of such repairs or replacements as such repairs or replacements are made or acquired.

      Section 3.7 Grant of Liens. As more fully provided for in Paragraphs 8.3(e) and 8.3(f) and Appendix 1.89 of the Master Settlement Agreement, each El Paso Pledgor shall deliver to the Collateral Agent (a) (i) an executed non-recourse guaranty (the "Guaranty"), which Guaranty shall be in form and substance substantially similar to the form of guaranty attached hereto as Exhibit A-1, (ii) as appropriate, executed deeds of trust or mortgages granting liens encumbering its interests in Oil and Gas Collateral, which deeds of trust shall be in form and substance substantially similar to the form of deed of trust attached hereto as Exhibit A-2 and which mortgage shall be in form and substance substantially similar to the form of mortgage attached hereto as Exhibit A-3, and (iii) with respect to any Other Collateral, such executed Security Documents as the Designated Representative or such El Paso Pledgor may reasonably require, (b) (i) stand-alone audited financial statements with accompanying footnotes (or if such El Paso Pledgor does not obtain stand-alone audited financial statements then unaudited management prepared income statements and balance sheets) for it as of the close of the immediately preceding calendar year and unaudited management prepared income statements and balance sheets for it current through the last day of the immediately preceding calendar quarter, in each case such financial statements (other than any unaudited management prepared income statements or balance sheets) having been prepared in accordance with GAAP, except as is expressly disclosed in such financial statements or by such El Paso Pledgor in the certificate required below in clause (b)(iii), applied in a manner consistent with past practice and fairly presenting, in all material respects, the financial condition of the El Paso Pledgor, (ii) a schedule listing in detail all assets and liabilities due to or from any of the other El Paso Releasees, liability for taxes under Internal Revenue Code Regs., Section 1.1502-6 (or similar state, local or foreign law) unless such El Paso Pledgor is a disregarded entity for tax purposes, any "loss contingency" as defined in Statement of Financial Accounting Standards No. 5, any "capital leases" as defined in Statement of Financial Accounting Standard No. 13, and any derivatives required to be identified by Statement of Financial Accounting Standard No. 133, (iii) a Certificate signed by the Chief Financial Officer with respect to Sections 3.7(b)(i) and (ii) above, and (iv) a Certificate of its Chief Financial Officer certifying that there has not been a material adverse change in the assets, liabilities or financial condition of such El Paso Pledgor as of the date of the Effective Date or, as applicable, the date on which such El Paso Pledgor pledges additional Collateral, (c) an executed Secretary's, Managing Member's, General Partner's or other like certificate certifying as of the date of the Additional Collateral Certificate (i) adoption of resolutions and/or votes authorizing granting of a lien against the Additional Collateral and the execution and delivery of any Security Documents and other documents, instruments, and agreements executed in connection therewith, and that the same remain in full force and effect as of the date of the Additional Collateral Certificate, and (ii) incumbency, (d) certified copies of its articles of incorporation and bylaws, articles of organization and operating agreement, partnership agreement or other like entity formation and governing documents, (e) an executed solvency certificate in form and substance satisfactory to the Designated Representative, (f) a Certificate of Good Standing (or its equivalent) from the Secretary of State of the state in which such El Paso Pledgor was organized, (g) a Certificate of Foreign Qualification from the Secretary of State of each foreign state in which Collateral of such El Paso Pledgor is located, (h) a legal opinion of counsel reasonably acceptable to the Designated Representative, which legal opinion shall be in form and substance substantially similar to the form of legal opinion attached hereto as Exhibit A-4 and shall be addressed to the Collateral Agent, the Designated Representative, the Settlement Fund, and each of the Settling Claimants, and (i) the title opinions, title policies, and other documents required by the terms of Sections 3.2.1, 3.2.2 and 3.2.3 hereof, as applicable.

      Section 3.8 Maintenance of Liens. Each El Paso Pledgor shall promptly cure any defects in the execution and delivery of the Security Documents as to which it is a party and this Agreement. Each El Paso Pledgor hereby authorizes the Collateral Agent to file any initial financing statements, amendments or continuation statements without the signature of such El Paso Pledgor to the maximum extent permitted by applicable law, including Section 9-509 of the Uniform Commercial Code as in effect in the state where the Collateral is located and the state where such El Paso Pledgor is organized (as the same may be amended, modified or succeeded), in order to perfect or maintain the perfection of any lien or security interest granted under any of the Security Documents. Each El Paso Pledgor will promptly execute and deliver to the Collateral Agent upon request all such other documents, agreements and instruments necessary to further evidence and more fully describe the Property intended as Collateral, or to correct any omissions in the Security Documents, or to perfect, protect or preserve any liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

      Section 3.9 Title Defects. As to any liens, encumbrances, material title defects or title exceptions burdening Collateral that are not Permitted Liens, and that are objected to pursuant to Section 3.2 hereof, each El Paso Pledgor shall with reasonable dispatch, but in no event more than sixty (60) days after the date of such objection, either (a) cure such liens, encumbrances, title defects or title exceptions which are not Permitted Liens, (b) substitute Properties with no material title defects or exceptions except for Permitted Liens and which substitute Properties shall have sufficient Value to maintain the Minimum Collateral Coverage in accordance with the terms of Section 4.1 hereof, or (c) agree with the Designated Representative as to a mutually acceptable reduced value for such Collateral that takes into account such title defects or title exceptions.

      Section 3.10 No Liens, Etc. No El Paso Pledgor shall create, assume, incur, or suffer to exist, any lien on or in respect of any of interest in its respective Collateral, except that such El Paso Pledgor may create, incur, assume, and suffer to exist (a) Permitted Liens, and (b) contracts to effect a Permitted Disposition.

      Section 3.11 Dispositions. Except for Permitted Dispositions, and in connection with the substitution or release of Collateral provided for in
Article IV, no El Paso Pledgor shall Dispose of any of its interests in the Collateral.

      Section 3.12 Non-Operated Properties. Notwithstanding anything herein to the contrary, with respect to any of the covenants in Section 3.1, 3.3 and 3.5 hereof that relate to Oil and Gas Collateral but for which one of the El Paso Pledgors is not the operator of record, then such covenant shall be deemed to be satisfied so long as the such El Paso Pledgor uses reasonable efforts to cause the operator of such Oil and Gas Collateral to comply with such covenants.

                                   ARTICLE IV.
                SUBSTITUTION, RELEASE, AND ADDITION OF COLLATERAL

      Section 4.1 Right to Substitute Collateral. An El Paso Pledgor may, subject to the terms of this Article IV, at any time provide to the Collateral Agent substitute Collateral and in connection therewith obtain a release from the Collateral Agent as to existing Collateral. To effect a substitution of Collateral, an El Paso Pledgor shall comply with the obligations set out in
Section 4.3 with respect to the substitute Collateral that will be added, and the El Paso Pledgor and the Collateral Agent shall comply with the obligations set out in Section 4.2 with respect to the Collateral to be released. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, then an El Paso Pledgor may only substitute Collateral pursuant to this Article IV if such substitution of Collateral shall cure such Event of Default within the time period provided herein in Section 5.

      Section 4.2 Collateral Release Provisions.

            4.2.1 Any El Paso Pledgor may request from time to time that the Collateral Agent release, reduce or surrender Collateral, including any Letters of Credit, if after giving effect to such request and the pledge of any additional Collateral on such date, the Value of all Collateral exceeds the Minimum Collateral Coverage and, if a Monetization has been effected, following such release, the ratio of the aggregate stated amount of Letters of Credit divided by the Discounted Amount of the Deferred Payments shall be the same or greater than such ratio immediately prior thereto. Such request shall be made pursuant to a certificate ("Release Certificate") in form and substance substantially similar to the instrument attached hereto as Exhibit B-1. The Value of the Collateral to be released, reduced or surrendered shall not exceed the difference between (a) the aggregate Value of all Collateral immediately prior to the date of such release, reduction or surrender and after giving effect to the pledge of any additional Collateral on such date, and (b) the Value of Collateral required to maintain the Minimum Collateral Coverage. The Release Certificate shall be accompanied by execution counterparts of the instruments to be executed by the Collateral Agent (which instruments shall be reasonably satisfactory to the Collateral Agent) to effect such release, reduction or surrender, and if a Monetization has been effected, written certification addressed to the Collateral Agent, executed by a Responsible Officer of El Paso Corporation, stating that following such release, the ratio of the aggregate stated amount of Letters of Credit divided by the Discounted Amount of the Deferred Payments will be the same or greater than such ratio immediately prior thereto. Promptly (and in any event within ten (10) Business
Days) after the Collateral Agent's receipt of the Release Certificate, the Collateral Agent shall execute and deliver to such El Paso Pledgor, at such El Paso Pledgor's sole cost and expense, all such instruments and take all such other actions as reasonably requested by such El Paso Pledgor to effect the release of any liens or security interests held by the Collateral Agent on such Collateral and the surrender or reduction, as specifically requested, of the applicable Letters of Credit; provided, however, that if any additional Collateral is required to be given by the El Paso Settling Parties to maintain the

Minimum Collateral Coverage (after giving effect to the release, surrender or reduction requested by such El Paso Pledgor), then the Collateral Agent shall have no obligation to execute and deliver to such El Paso Pledgor any instruments or take any other actions to effect the release of any liens or security interests held by the Collateral Agent on such Collateral and the surrender or reduction, as specifically requested, of the applicable Letters of Credit, until all of the requirements set forth herein and in Section 4.3 have been satisfied.

            4.2.2 Permitted Dispositions

                  (a) Any El Paso Pledgor may consummate one or more Permitted Dispositions described in clause (a) and (b) of the definition of Permitted Disposition without any action required on behalf of the Collateral Agent. To the extent an El Paso Pledgor requests a lien release in connection with any such Permitted Disposition, the Collateral Agent shall as promptly as practicable (and in any event within ten (10) Business Days after such request) execute and deliver to such El Paso Pledgor, at such El Paso Pledgor's sole cost and expense, all such instruments (which instruments shall be reasonably satisfactory to the Collateral Agent) and take all such actions as reasonably requested by such El Paso Pledgor to effect the release of any liens or security interests held by the Collateral Agent on such Collateral.

                  (b) Any El Paso Pledgor may request from time to time that the Collateral Agent release Collateral to the extent the release is granted in connection with a Permitted Disposition described in clause (c) of the definition of Permitted Disposition. Such request shall be made pursuant to a Release Certificate. The Release Certificate shall be accompanied by execution counterparts of the instruments to be executed by the Collateral Agent (which instruments shall be reasonably satisfactory to the Collateral Agent) to effect such release. Promptly (and in any event within ten (10) Business Days) of the Collateral Agent's receipt of the Release Certificate, the Collateral Agent shall execute and deliver to such El Paso Pledgor, at such El Paso Pledgor's sole cost and expense, all such instruments (which instruments shall be reasonably satisfactory to the Collateral Agent) and take all such other actions as reasonably requested by such El Paso Pledgor to effect the release of any liens or security interests held by the Collateral Agent on such Collateral.

            4.2.3 If in connection with a release to be granted under the terms of this Section 4.2, all of the Collateral granted or delivered in connection with this Agreement and all other Security Documents by a particular El Paso Pledgor has been surrendered or released, then the documents granting or evidencing such surrender or release shall include an express acknowledgment from the Collateral Agent that such El Paso Pledgor is fully released from all the terms and conditions of this Agreement and any other Security Documents to which it is a party (including any Guaranty), except to the extent that any terms and conditions set forth therein expressly survive such surrender or release.

            4.2.4 Upon the satisfaction in full of the Secured Obligations, the Collateral Agent shall at the expense of the requesting El Paso Pledgor, contemporaneously with such payment in full, (a) acknowledge in a written instrument (in form and substance reasonably acceptable to the parties hereto) the termination of this Agreement and the other Security

Documents, except to the extent that any terms and conditions set forth therein expressly survive such termination, (b) execute and deliver to the El Paso Pledgors instruments reflecting such release in full, and (c) and take all such other actions as reasonably requested by the El Paso Pledgors to effect the release of all liens or security interests held by the Collateral Agent on such Collateral.

            4.2.5 Unless otherwise specified by the Collateral Agent, the El Paso Pledgors shall coordinate the recordation of any such releases granted pursuant to this Section 4.2.

      Section 4.3 Additional Collateral. As provided in Section 8.3(f) of the Master Settlement Agreement, any El Paso Pledgor or proposed El Paso Pledgor may at any time provide the Collateral Agent with additional Collateral. Such additional Collateral shall be provided by means of a certificate ("Additional Collateral Certificate") in form and substance substantially similar to the instrument attached hereto as Exhibit B-2. The Additional Collateral Certificate shall be accompanied by (a) executed counterparts of the instruments executed by the El Paso Pledgor to effect the pledging of such Collateral, including (as appropriate) those agreements, instruments, certificates and opinions required pursuant to Section 3.7 hereof (except that if the El Paso Pledgor pledging the additional Collateral has delivered to the Collateral Agent copies of the documents listed in Sections 3.7(b)(i) through 3.7(b)(iii) in the four (4) month period immediately prior to the pledging of such additional Collateral, then the deliveries required pursuant to Sections 3.7(b)(i) through 3.7(b)(iii) shall not be required and the certificate required by Section 3.7(b)(iv) shall certify that that there has not been a material adverse change in the assets, liabilities or financial condition of such El Paso Pledgor since the date on which the items required by Section 3.7(b)(i) were last delivered), (b) a duly executed Compliance Certificate dated as of the date of the Additional Collateral Certificate which, if the additional Collateral includes Other Collateral, gives effect to the coverage ratio required for such additional Other Collateral by the Designated Representative, (c) in the case of Oil and Gas Collateral, a supplemental report from an Independent Consultant confirming the Reported Value of the Oil and Gas Collateral that is to be added, (d) in the case of Other Collateral, an appraisal by an appraiser selected pursuant to Paragraph 8.3(f)(ii)(D) of the Master Settlement Agreement confirming the fair market value of the Other Collateral that is to be added, and (e) in the case of the addition of Other Collateral, written confirmation addressed to the Designated Representative from any rating agency rating any securities issued in connection with a Monetization that any rating on such securities will not be withdrawn or downgraded as a result of such substitution, addition or release. The additional Collateral shall be deemed to be held by the Collateral Agent contemporaneously with the delivery by the El Paso Pledgor of the instruments provided for in this Section 4.3.

      Section 4.4 Additional El Paso Pledgors. If after the Effective Date any El Paso Settling Party or any direct or indirect wholly-owned Subsidiary of any El Paso Settling Party not currently a party to this Agreement and that is a Releasee under the Master Settlement Agreement provides Property as additional Collateral, including Letters of Credit, under Paragraph 8.3(f) of the Master Settlement Agreement, then such party shall automatically be deemed to be a party to, and bound by the terms of, this Agreement from and after the date of such grant without any further action. In connection therewith, the granting party shall include an acknowledgement that such party shall be deemed to be an El Paso Pledgor subject to the terms of this Agreement in the applicable Additional Collateral Certificate and/or any Security Document to be executed by such party.

      Section 4.5 Additional Reports. With respect to the requirement in Paragraph 8.3(f)(C) of the Master Settlement Agreement and Section 4.3 above, to provide a supplemental report from an Independent Consultant confirming the Reported Value of any Additional Oil and Gas Collateral, the El Paso Pledgor delivering the report and associated Compliance Certificate and the Independent Consultant shall have the right to provide such information based on the then most recent Independent Consultant's report as updated by El Paso's internal reviews if (a) such report was issued by the Independent Consultant one hundred twenty (120) days or fewer days prior to the date on which the proposed substitution or addition shall become effective, or (b) the Reported Value of the Additional Oil and Gas Collateral, together with the Reported Value of all Additional Oil and Gas Collateral provided pursuant hereto during the thirty
(30) days prior to the date on which the proposed substitution or addition shall become effective, does not in the aggregate exceed five percent (5%) of the Discounted Amount of the Deferred Payments calculated as of such effective date.

      Section 4.6 Compliance Certificates. Any Compliance Certificate required to be delivered by El Paso Corporation to the Collateral Agent under the terms of the Master Settlement Agreement or this Agreement shall be in form and substance substantially similar to the instrument attached hereto as Exhibit C.

      Section 4.7 Paragraph 8.3 to Master Settlement Agreement. For ease of use, Paragraph 8.3 of the Master Settlement Agreement is attached hereto as Exhibit D-2.

                                   ARTICLE V.
                           EVENTS OF DEFAULT; REMEDIES

      Section 5.1 Events of Default. Subject to the terms of Section 5.2 hereof, the occurrence of any of the following events shall constitute an "Event of Default" hereunder:

            5.1.1 Master Settlement Agreement. The occurrence of an "Event of Default" under Paragraph 9.1 of the Master Settlement Agreement.

            5.1.2 Breach. (a) If any representation or warranty made or deemed to be made by any El Paso Pledgor in this Agreement or in any other Security Document, shall prove to have been incorrect in any material respect when made or deemed to be made, (b) if the representation made by any El Paso Pledgor in
Section 2.1.3 of this Agreement or in any other Security Document relating to whether such El Paso Pledgor is Solvent shall prove to have been incorrect when made or deemed to be made, or (c) if any El Paso Pledgor shall in any material respect fail to perform or observe any other term or covenant set forth in this Agreement; or

            5.1.3 Invalidity of Security Documents. Any material provision of this Agreement or any other Security Document shall for any reason cease to be valid and binding on any El Paso Pledgor or any El Paso Pledgor shall so state in writing; or

            5.1.4 Security Documents. (a) The Collateral Agent shall fail to have a perfected lien or security interest in any Collateral, (b) any Security Document shall at any time and for any reason cease to create the lien on any Property purported to be subject to such agreement or cease to be in full force and effect, or (c) the validity of any Security Document shall be contested by any El Paso Pledgor.

      Section 5.2 Exceptions to Events of Default.

            5.2.1 Notice and Cure. With respect to any of the events provided for in clauses 5.1.2(c), 5.1.4(a), and 5.1.4(b) above, such event shall not constitute an Event of Default unless the same shall remain unremedied for thirty (30) days after the earlier of written notice thereof by the Designated Representative or Collateral Agent, and a Responsible Officer of El Paso Corporation or the breaching El Paso Pledgor becoming aware of such failure; provided, however, that if El Paso Corporation and/or the breaching party has undertaken in good faith and with due diligence to cure such breach during the 30-day cure period and such breach is capable of being cured, then the breaching party shall have an additional thirty (30) days to cure the breach.

            5.2.2 Minimum Collateral Coverage. If any El Paso Pledgor shall (a) be in breach of any representation or warranty set forth in Sections 2.1.4, or
2.1.9 (a), (b), (c) or (e), (b) fail to perform or observe any term or covenant set forth in any of Sections 3.3, 3.4, 3.5, or 3.8 of this Agreement, or (c) be in default under Section 5.1.4(a) and/or 5.1.4(b) above, then in any such case such failure or default shall not constitute an Event of Default if within thirty (30) days after the earlier of written notice thereof by the Designated Representative or Collateral Agent, and a Responsible Officer of El Paso Corporation or the breaching El Paso Pledgor becoming aware of such failure or default, El Paso Corporation delivers a Compliance Certificate to the Collateral Agent certifying as of the date of such Compliance Certificate that notwithstanding such breach, the Value of the Collateral is equal to or in excess of the Minimum Collateral Coverage after taking into account the decline in the Value of the Collateral caused by such breach, failure or default.

      Section 5.3 Remedies. An Event of Default hereunder constitutes an "Event of Default" under Paragraph 9.1(c) of the Master Settlement Agreement. Upon the occurrence of any Event of Default and during the continuance thereof, the Designated Representative may, at its option, upon prior notice to El Paso Corporation, exercise (or cause the Collateral Agent to exercise) any of the rights and remedies provided for in the Master Settlement Agreement, this Agreement and any of the other Security Documents. No remedy conferred upon the Designated Representative or Collateral Agent hereunder or thereunder is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

      Section 5.4 Rights Prior to an Event of Default. Notwithstanding anything to the contrary contained herein or in any Deed of Trust or other Security Document given by an El Paso Pledgor in connection with the Master Settlement Agreement, each El Paso Pledgor that is a grantor under such a Deed of Trust or other Security Document shall have, until the occurrence and continuance of an Event of Default and written notice is provided to it by the "Beneficiary" terminating its rights under this Section 5.4, the right to collect all Hydrocarbons, payments received in lieu of Hydrocarbons, including as-extracted Hydrocarbons, income, proceeds and other economic benefits attributable to the Collateral subject thereto and the products obtained or processed therefrom, execute division orders, transfer orders and other instruments as may be required to direct all proceeds to such El Paso Pledgor without the necessity of joinder by the "Beneficiary" under such Deed of Trust in such division orders, transfer orders or other instruments, and use and enjoy all Hydrocarbons, payments received in lieu of Hydrocarbons, income, proceeds and other economic benefits attributable to the Collateral subject to such Deed of Trust or other Security Documents and the products obtained or processed therefrom free and clear of any liens granted in such Deed of Trust or other Security Documents. Any amounts received by the Designated Representative, the Collateral Agent, the Settlement Fund or any "Beneficiary" under any Deed of Trust or any other Security Document to which the El Paso Pledgors are entitled pursuant to the foregoing, shall be held in trust by the recipient and promptly delivered to the applicable El Paso Pledgor. Notwithstanding anything in any Deed of Trust or other Security Document to the contrary, neither the Designated Representative, the Collateral Agent, the Settlement Fund nor any "Beneficiary" shall exercise any of the rights set out in Section 3.1 (c), (d), (f) and (g) of the Deed of Trust or any similar provisions within any other Security Document, except after the occurrence and during the continuation of an Event of Default. The Collateral Agent shall, upon request by and at the sole cost and expense of any El Paso Pledgor, promptly certify in writing to any person the terms of this
Section 5.4 and that as of the date of its certification, such El Paso Pledgor's rights under this Section 5.4 have not been terminated or suspended.

                                   ARTICLE VI.
                             ENVIRONMENTAL INDEMNITY

      Section 6.1 Environmental Indemnity. Each El Paso Pledgor shall indemnify, defend and hold harmless the Designated Representative, the Collateral Agent, the Settling Claimants, and each trustee under any Deed of Trust, and their affiliates and each of their respective officers, directors, shareholders, agents, and employees (each, an "Indemnified Party") from and against all claims, demands, causes of action, suits, orders, damages, judgments, liens, penalties, costs, and expenses, attorneys' fees and costs (whether incurred for an Indemnified Party's primary defense or for enforcement of its indemnification rights), including, without limitation, any claim for bodily or personal injury, or death to any person, or loss or damage to Property, for any Environmental Claim or requirement of any Environmental Law arising from any Security Document as to which such El Paso Pledgor is a party or relating to such El Paso Pledgor's ownership of the Collateral. WITHOUT LIMITATION, IT IS THE INTENTION OF SUCH EL PASO PLEDGOR AND SUCH EL PASO PLEDGOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS, ORDERS, DAMAGES, JUDGMENTS, LIENS, PENALTIES AND EXPENSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF STRICT LIABILITY OR OUT OF THE NEGLIGENCE OF SUCH INDEMNIFIED PARTY, provided that such indemnities shall not apply to any particular Indemnified Party (but shall apply to the other Indemnified Parties) to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such particular Indemnified Party.

      Section 6.2 Notice of Claim. Promptly after receipt of notice of such claim by any Indemnified Party, the Collateral Agent shall promptly give written notification to the El Paso Pledgor owning the affected Collateral of any Environmental Claim that could reasonably result in an indemnity claim under Section 6.1. After receipt of such notification from the Collateral Agent of any such Environmental Claim, such El Paso Pledgor shall have the right upon notice to the Collateral Agent to defend, at its own expenses and by its own counsel, any Environmental Claim and the Designated Representative and Collateral Agent shall cooperate in such defense against such Environmental Claim. Notwithstanding anything herein to the contrary, neither the Designated Representative or the Collateral Agent may settle or compromise any Environmental Claim over the objection of the El Paso Pledgor. In connection with the defense of any Environmental Claim, the Designated Representative Collateral Agent shall make available to the El Paso Pledgor any books, records, or other documents within its control that are necessary or appropriate for such defense.

                                   ARTICLE VII.
                                  MISCELLANEOUS

      Section 7.1 Fees, Costs and Expenses. The El Paso Pledgors jointly and severally agree to pay or cause to be paid in accordance with Section 4.1(i) of the Matter Settlement Agreement (a) all fees, costs, and expenses incurred by the Settlement Fund under the terms and provisions of the Collateral Agency Agreement, except to the extent that the Settlement Fund has expressly agreed to bear any such fees, costs or expenses in this Agreement, any other Security Document, or the Master Settlement Agreement, (b) all reasonable expenses incurred by the Collateral Agent in connection with the preparation of the Collateral Agency Agreement and the review by the Collateral Agent of this Agreement and any other Security Documents, including reasonable attorneys' and paralegal fees, disbursements and costs, all at such rates and with respect to such services as the Collateral Agent in its sole discretion may elect to pay (as such rates may vary from time to time during the course of the performance of such services), (c) all reasonable fees, costs, and expenses incurred by the Settlement Fund for the title review and title opinions contemplated by Section
3.2 of this Agreement, including its reasonable attorneys' and paralegal fees, disbursements and costs, all at such rates and with respect to such services as the Settlement Fund in its sole discretion may elect to pay (as such rates may vary from time to time during the course of the performance of such services),
(d) all reasonable fees, costs, and expenses incurred by the Designated Representative, Collateral Agent, and Settlement Fund in connection with any waiver or amendment of this Agreement or any of the other Security Documents requested by any of the El Paso Pledgors, including reasonable attorneys' and paralegal fees, disbursements and costs, all at such rates and with respect to such services as such parties in their sole discretion may elect to pay (as such rates may vary from time to time during the course of the performance of such services), and (e) all fees, costs, and expenses incurred by the Designated Representative, Collateral Agent, and Settlement Fund in connection with an Event of Default (including fees costs and expenses incurred in preparation for the declaring of such Event of Default) and the exercise, preservation, or enforcement of any of rights, remedies, or options under the Security Documents by the Designated Representative, Collateral Agent, or Settlement Fund, including, without limitation, as to this clause (e): (i) those fees, costs and expenses incurred or paid to protect, preserve, collect, sell, advertise, locate, take possession of, liquidate or otherwise deal with any Collateral given by the El Paso Pledgors to secure the Secured Obligations, (ii) all fees, costs and expenses of dealing with any person or entity in any bankruptcy proceeding, (iii) all expenses incurred by the Designated Representative, Collateral Agent, and Settlement Fund for their reasonable attorneys' and paralegal fees, disbursements and costs, all at such rates and with respect to such services as the same in their sole discretion may elect to pay (as such rates may vary from time to time during the course of the performance of such services), and (iv) all fees, costs and expense of appraisers, investment bankers, and other experts that may be retained by the Collateral Agent and Settlement Fund in connection with such collection efforts. The amount of such fees, costs and expenses shall, if not paid within the time set forth in Section 4.1(i) of the Master Settlement Agreement, bear interest at the same rate of interest chargeable for late Deferred Payments under Paragraph
4.5 of the Master Settlement Agreement. All such fees, costs and expenses shall be a part of the Secured Obligations and shall constitute "Settlement Expenses" under Paragraph 4.1(i) of the Master Settlement Agreement.

      Section 7.2 Security Document. This Agreement and each Guaranty, deed of trust, mortgage and or other security agreement or instrument delivered pursuant to Section 3.7 of this Agreement or Paragraph 8.3(f) of the Master Settlement Agreement constitutes a Security Document under the Master Settlement Agreement.

      Section 7.3 Conflicts. Except with respect to any definition set forth herein in Section 1.1, in the event of an express conflict between the terms of this Agreement and the terms of the Master Settlement Agreement, the terms of the Master Settlement Agreement shall govern. With respect to any definition set forth herein in Section 1.1, the terms of this Agreement shall control.

      Section 7.4 Notices.

            7.4.1 Form and Addresses. All notices required or permitted under this Agreement shall be in writing to the other party and shall be delivered in person, by facsimile, by overnight mail, or by registered or certified mail, to the parties at the following addresses and facsimile numbers:

      If to an El Paso Pledgor:

            General Counsel
            El Paso Corporation
            1001 Louisiana Street
            Houston, TX  77002
            Facsimile:  (713) 420-2340

      If to the Designated Representative:

            Kenneth Alex, Esq.
            Office of the Attorney General
            1515 Clay Street
            P.O. Box 70550
            Oakland, CA 94612-0550
            Facsimile: (510) 622-2270

      If to the Collateral Agent:

            Bank of America, N.A.
            901 Main Street, 17th Floor
            Dallas, TX  75202
            Attn:  Mr. Dickerman C. Sadler
            Facsimile:  (214) 209-2924

            7.4.2 Date of Delivery. Any notice required or permitted under this Agreement shall: (a) if delivered in person, be deemed to have given or made at the time of delivery; (b) if sent via overnight, certified or registered mail, be deemed to have been given or made on the date of receipt; and (c) if sent by facsimile or other similar form of communication, be deemed to have been given or made on the first Business Day following the calendar day on which it was sent.

            7.4.3 Address Changes. The El Paso Settling Parties, the Designated Representative and the Collateral Agent may each give written notice of a change of address in the same manner described in this Section 7.4, in which event all subsequent written communications shall be given to that party at the changed address.

      Section 7.5 Amendments, Etc. No amendment or modification of any provision of this Agreement or any other Security Document shall in any event be effective unless the same shall be in writing and signed by the Designated Representative and the El Paso Pledgors. No waiver of any provision hereof nor consent to any departure from any provision hereof by any party hereto shall be effective unless the same shall be in writing and signed by the person to be bound thereby, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In the event that any amendment or modification of any provision of this Agreement shall increase the burdens on the Collateral Agent, then the Collateral Agent shall be given at least forty (40) days prior written notice of the effective date of such amendment. Unless otherwise agreed to in writing by the El Paso Pledgors and the Designated Representative, the Collateral Agent shall have ten (10) days after receipt of such notice to tender its resignation or execute such amendment or modification.

      Section 7.6 Confidentiality. Subject to the terms of the Master Settlement Agreement, each of the Designated Representative and the Collateral Agent agrees that it will use its commercially reasonable best efforts not to disclose, without the prior consent of any El Paso Pledgor, any information delivered to the Collateral Agent that is identified by stamp or in writing as confidential with respect to such El Paso Pledgor and furnished pursuant to this Agreement, provided that any of the foregoing may disclose any such information (a) to the Settling Claimants and to its or their respective employees, auditors, accountants, counsel or other representatives and to its or their employees, auditors, accountants, counsel or other representatives of its or their affiliates, whether existing at the date of this Agreement or any subsequent time; provided the party receiving such information is made aware of the restrictions set forth herein, (b) as has become generally available to the public, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such person, (d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or regulatory proceeding, (e) in order to comply with any law, order, regulation or ruling, or
(f) as may be required in connection with any Monetization, sale, pledge or other disposition pursuant to Paragraph 8.3(c) of the Master Settlement Agreement.

      Section 7.7 Construction of Agreement. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against any party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or any specific terms or conditions hereof.

      Section 7.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding any conflict of laws or choice of law provisions that would require reference to the laws of another state.

      Section 7.9 Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS, WHETHER ARISING UNDER THE UNITED STATES OR ANY STATE CONSTITUTION, ANY RULES OF CIVIL PROCEDURE, COMMON LAW OR OTHERWISE, TO DEMAND A TRIAL BY JURY IN ANY ACTION, LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF THIS AGREEMENT AND ANY OTHER SECURITY DOCUMENT AS TO WHICH IT IS A PARTY. NO PARTY HERETO, NOR ANY ASSIGNEE OR SUCCESSOR OF ANY OF SUCH PARTY SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION. EACH PARTY AGREES THAT IT SHALL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION WHEN A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. THE PARTIES HAVE NOT IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER OF THE SAME PARTIES THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      Section 7.10 Headings. The headings in this Agreement are for convenience only. They in no way limit, alter or affect the meaning of this Agreement.

      Section 7.11 Jurisdiction and Venue. Each party hereto hereby consents to the jurisdiction of the courts of the State of California and the United States Courts located in the Central District of California, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of this Agreement and expressly waives any and all objections they may have as to venue in such courts.

      Section 7.12 Integration. This Agreement, the Master Settlement Agreement and the Security Documents represent the final agreement among the parties hereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

      Section 7.13 No Waiver; Remedies. No failure on the part of the Designated Party, the Collateral Agent, or any Settling Claimant to exercise, and no delay in exercising, any right under the Master Settlement Agreement, hereunder or under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

      Section 7.14 Successors, Assigns and Counterparts. This Agreement shall become effective when (a) it shall have been executed by the initial El Paso Pledgors, the Designated Representative, and the Collateral Agent and (b) the Effective Date of the Master Settlement Agreement occurs. Thereafter, this Agreement shall be binding upon and inure to the benefit of each El Paso Pledgor, the Designated Representative, and the Collateral Agent, and their respective successors and assigns. Nothing in this Agreement shall be construed or interpreted to impart any rights or obligations to any third party (other than a permitted successor or assignee bound to this Agreement or the Settling Claimants and their successors and assigns). This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      Section 7.15 Third Party Beneficiaries. The Settling Claimants shall be third party beneficiaries of this Agreement and of each of the other Security Documents, provided that all rights and remedies of the Settling Claimants shall be exercised by the Designated Representative or Collateral Agent as provided therein.

      Section 7.16 Severability. In case one or more provisions of this Agreement or the other Security Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGES FOLLOW.]

            [Signature Page to Agreement With Respect to Collateral]

                                EL PASO PLEDGORS:

                                EL PASO PRODUCTION OIL & GAS USA, L.P.

                                    By: EL PASO PRODUCTION OIL & GAS COMPANY,
                                        its general partner

                                By: /s/ D. Mark Leland
                                    -----------------------------------
                                Name: D. Mark Leland
                                Title:Executive Vice President and Chief
                                      Financial Officer

            [Signature Page to Agreement With Respect to Collateral]

                                DESIGNATED REPRESENTATIVE:

                                THE OFFICE OF THE ATTORNEY GENERAL OF THE STATE OF CALIFORNIA, acting solely in its capacity as Designated Representative under the Designated Representative Agreement

                                By: /s/ Ken Alex
                                    ------------------------------------
                                Name: Ken Alex
                                Title: Acting Senior Assistant Attorney
                                       General

            [Signature Page to Agreement With Respect to Collateral]

                                COLLATERAL AGENT:

                                BANK OF AMERICA, N.A.

                                By: /s/ Dickerman C. Sadler
                                    -----------------------------------
                                Name: Dickerman C. Sadler
                                Title: Senior Vice President

                               Exhibit D-2, Page 1